As filed with the Securities and Exchange Commission on July 1, 2021
                             Registration No. 33-54497
Registration No. 33-54499
Registration No. 333-34631
Registration No. 333-89471
Registration No. 333-73408
Registration No. 333-36096
Registration No. 333-143266
Registration No. 333-181950

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-54497
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-54499
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-34631
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-89471
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-73408
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-36096
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-143266
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-181950

UNDER
THE SECURITIES ACT OF 1933
 _________________________________

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)
 _________________________________

North Carolina	56-0578072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Lowes Boulevard	28117
Mooresville, North Carolina	(Zip Code)
(Address of Principal Executive Offices)
_________________________________

Lowe’s Companies, Inc. Directors’ Stock Incentive Plan
Lowe’s Companies, Inc. 1994 Incentive Plan
Lowe’s Companies, Inc. 1997 Incentive Plan
Lowe’s Companies, Inc. Directors’ Stock Option Plan
Lowe’s Companies, Inc. 2001 Incentive Plan
Lowe’s Companies Employee Stock Purchase Plan – Stock Options for Everyone
(Full titles of the plans)
_________________________________
Ross W. McCanless
Executive Vice President, General Counsel and
Corporate Secretary
1000 Lowes Boulevard
Mooresville, North Carolina 28117
(Name and address of agent for service)
_________________________________

(704) 758-1000
(Telephone number, including area code, of agent for service)
_________________________________
Copies to:
Daniel L. Johnson, Jr., Esq.
Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202-4003
(704) 331-1000
_________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The offerings contemplated by the registration statements on Form S-8 listed in the table below (collectively, the “Registration Statements”) have terminated. Pursuant to the undertakings contained in each of the Registration Statements, the registrant is removing from registration, by means of a post-effective amendment to each of the Registration Statements (collectively, the “Post-Effective Amendments”), all shares of the registrant’s common stock, par value $0.50 per share, registered under the Registration Statements (as adjusted by reason of any stock split, stock dividend or other similar transaction) which remained unsold or otherwise unissued at the termination of the offerings (the “Shares”).

Registration No.	Filing Date	Name of Plan	Shares
33-54497	7/8/1994	Lowe's Companies, Inc. Directors' Stock Incentive Plan	7,000
33-54499	7/8/1994	Lowe's Companies, Inc. 1994 Incentive Plan	334,900
333-34631	8/29/1997	Lowe's Companies, Inc. 1997 Incentive Plan	3,686,273
333-89471	10/21/1999	Lowe's Companies, Inc. Directors' Stock Option Plan	566,236
333-73408	11/15/2001	Lowe's Companies, Inc. 2001 Incentive Plan	11,435,120
333-36096	5/2/2000	Lowe's Companies Employee Stock Purchase Plan – Stock Options for Everyone	19,462,243
333-143266	5/25/2007
333-181950	6/6/2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mooresville, State of North Carolina, on this 1st day of July, 2021.

LOWE’S COMPANIES, INC.

By:	/s/ Ross W. McCanless
Ross W. McCanless
Executive Vice President, General Counsel and Corporate Secretary